LEASE

between

M&R NORTH DAKOTA II, LLC

and

FEDEX GROUND PACKAGE SYSTEM, INC.

## TABLE OF CONTENTS

| Exhibit | Description | Reference Sections |
|---|---|---|
| A | Premises | 2 |
| B | Legal Description | 2 |
| C | Landlord's Work | 7, Exhibit A |
| C-1 | Construction Schedule | 7 |
| D | Tenant's Work | 9 |
| E | Disclosures | 19.2, 19.4, 19.5, 25 |

**LEASE**

THIS LEASE (the "Lease") is made (as of the date signed or, if applicable, initialed by the last of the parties hereto to sign or initial), between M&R NORTH DAKOTA II, LLC, a North Dakota limited liability company, as landlord (the "Landlord"), and FEDEX GROUND PACKAGE SYSTEM, INC., a Delaware corporation, as tenant (the "Tenant").

1. Demise. In consideration of the undertakings of the parties contained herein, Landlord leases to Tenant, and Tenant leases from Landlord, the premises described in Section 2 (the "Premises") for use as a small package distribution facility (including without limitation package sort, storage and administrative offices on a 24 hour per day, 7 day per week basis) and any other use permitted by law, on the terms and conditions contained in this instrument.

2. Premises. During the Term of this Lease (as defined in Section 3.3), the Premises shall be located at 1475 N. 73rd Street, Grand Forks, North Dakota; and shall consist of:

(A) Exclusive use of all the interior warehouse and office space in Landlord's building as designated on Exhibit "A" ("Landlord's Building") and all adjoining exterior loading and drive areas with sufficient Tenant parking, all as indicated on Exhibit "A" (the "Site Plan"), such area being referred to collectively as the "Premises"; and

(B) The right of Tenant, Tenant's invitees and Tenant's vehicles to continuous access to all of the Premises, including access to N. 73rd Street Circle (which Landlord represents and warrants is, on the date of this Lease, a physically open publicly dedicated street) to provide access to 18th Avenue (US Highway 2).

The improved real property comprised by Landlord's Building and the exterior Premises are further described by metes and bounds (or other legal description) or by diagram outlined on Exhibit "B."

(C) Expansion Option.

(1) If (i) no Tenant Default then exists under the terms of this Lease, (ii) this Lease is in full force and effect in accordance with its terms, (iii) there remains at least ten (10) years within the Term of the Lease (including any exercised Extension Options), and (iv) all applicable governmental and private approvals are obtained, Tenant has the option (the "Expansion Option") to lease an addition to the Building (including all loading, drive, parking and other yard areas to be associated therewith, the "Expansion") that Landlord shall erect in order to enlarge the floor area of Landlord's Building by up to 3,275 additional square feet for the balance of the Term of this Lease and otherwise upon the terms and conditions of this Lease, except for Rent, which will be determined as provided below in this Section 2(C). If Landlord undertakes the construction of the Expansion in accordance with the terms of this Section 2(C), Landlord shall construct the Expansion in the area depicted on the Site Plan in accordance with plans and specifications mutually acceptable to the parties. Tenant may exercise the Expansion Option, if at all, by written notice to Landlord. In that notice, Tenant must specify the floor area of the Expansion that Tenant requests Landlord to construct, up to a maximum of 3,275 square feet. Once Landlord has substantially completed construction of the Expansion, the Expansion shall be part of the Premises for purposes of this Lease.

(2) If Tenant timely exercises the Expansion Option:

(a) The parties will promptly enter in good faith into an amendment to this Lease whereby (x) Landlord agrees to construct the Expansion, and (y) the parties agree to increase by a mutually acceptable amount the Rent payable during the period from the date of the completion of the construction of the Expansion Space to the last day of the Term of this Lease. If, for any reason, the parties fail to achieve the agreement contemplated in this Section 2(C)(2)(a) within ninety (90) days after the date on which Tenant exercises the Expansion Option, the parties will have no further right or obligations with respect to the Expansion Space and this Section 2(C) will have no further force or effect, except as provided in Section 2(C)(3) below.

(b) Prior to construction of the Expansion Space, the parties shall execute and deliver an amendment to this Lease that confirms the addition of the Expansion Space, its floor area in square feet, the expiration date of Term of this Lease and the Rent that will be payable through the expiration date.

(3) If the parties have been unable to reach agreement under Section 2(C)(2) above within the said ninety (90) day period (or if Tenant at any time desires to expand Landlord's Building at Tenant's cost), Tenant shall have the right, subject only to approval by Landlord of Tenant's plans and specifications (not to be unreasonably withheld or delayed), to expand the Premises by constructing an addition to Landlord's Building not greater in floor area than the increase specified in Section 2(C)(1) above. The Tenant expansion shall become part of the Premises upon all terms and conditions of the Lease, including the rate of Rent then in force, which shall not increase because of Tenant's expansion.

3. <u>Term</u>.

3.1 <u>Primary Term</u>. The primary term of this Lease shall be for the period July 1, 2006 through June 30, 2016 (the "<u>Primary Term</u>") unless this Lease shall be earlier terminated as hereinafter provided.

3.2 <u>Extension Terms</u>. Tenant shall have the option to extend the Primary Term for the extension periods set forth below (the "<u>Extension Terms</u>"), upon the terms of this Lease, except as otherwise provided in Section 4(B):

(A) <u>Extension Terms</u>: Two (2) five (5) year renewal options, from:

1st Extension Term: July 1, 2016 through June 30, 2021

2nd Extension Term: July 1, 2021 through June 30, 2026

(B) Exercise Date(s): Tenant shall deliver to Landlord notice of its election so to extend the Primary Term and each Extension Term, as follows:

1st Extension Term: On or before July 1, 2015

2nd Extension Term: On or before July 1, 2020

3.3 Term of this Lease. The Primary Term and all Extension Terms elected by Tenant sometimes shall be referred to collectively as the "Term of this Lease".

4. Rent. During the Term of this Lease, Tenant shall pay rent to Landlord at the address set forth in Section 27 in monthly installments (the "Rent")as set forth in Subparagraphs (A) and (B) below. The first monthly installment of Rent shall be payable in advance on or before July 1, 2006 (the "Rent Commencement Date"), subject to postponement pursuant to Section 8.1, and subsequent monthly installments of Rent shall be due and payable on or before the first business day of each calendar month thereafter. Rent for partial months at the inception or the termination of the Term of this Lease shall be prorated. The parties agree that to the extent provided in this Lease, Landlord shall realize a net return on its investment in the leasehold constituted by the Premises. The following Rent amounts may be subject to adjustment under the formulas set forth on Exhibit "C" hereto.

(A) Primary Term: Monthly installments of $9,150.00

(B) Option(s) to Extend:

1st Extension Term: Monthly installments of $10,065.00;

2nd Extension Term: Monthly installments of $10,568.25.

5. Real Estate Taxes and Assessments.

5.1 Payment. During the Term of this Lease, Landlord shall pay, as the same may become due and payable and before any fine, penalty, interest or other charge may be added for nonpayment, all real estate taxes and assessments, general and special, against the Premises.

5.2 Reimbursement in Full of Taxes. Notwithstanding the provisions of Section 5.1, Tenant shall reimburse Landlord for all real estate taxes and any assessments, general or special levied against the Premises (the "Taxes") for each twelve (12) month period of the Term of the Lease from and after the Rent Commencement Date (a "Lease Year"). Reimbursement shall be made by Tenant to Landlord as follows: Landlord has estimated that the annual Taxes after the reassessment of the Premises following the Rent Commencement Date will be approximately $22,925.00 per year. Accordingly, Tenant agrees to deposit with Landlord each month after the Rent Commencement Date, along with the monthly Rent due under Section 4, the sum of $1,910.41 (the "Tax Estimate Payment"), such sums to be accumulated by Landlord and applied to the required payment of Taxes (and Tenant shall make up any deficit or be credited with any surplus when the final tax bill is obtained); upon reassessment of the Premises following the Rent Commencement Date, Landlord shall recompute the Tax Estimate Payment and Tenant shall make up any deficit or be credited with any surplus, and thereafter the Tax Estimate Payment shall be 1/12th of the prior year's annual bill for Taxes from the appropriate taxing authority, and Landlord shall forward to Tenant a copy of each annual paid Tax bill showing payment in full of the Taxes currently due and payable (and Tenant shall make up any deficit or be credited with any surplus when the final tax bill is obtained). In no event shall Tenant be responsible for paying any share of: (a) any increase in taxes attributable to Landlord's sale or transfer of the Premises (or any interest therein) during the Term of this Lease

in situations where state or local law allows a deferral of payment of Taxes until the Premises are sold; or (b) any income, franchise, estate, inheritance or other taxes which shall not be denoted specifically as real estate taxes.

5.3 Right to Contest. Tenant may initiate proceedings to contest the Taxes. If required by law, Landlord shall join in any such proceedings initiated by Tenant, provided that Tenant shall pay all costs and expenses, charges, interest and penalties in connection therewith, including reasonable costs and expenses incurred by Landlord. Tenant shall continue to reimburse Landlord under Section 5.2 for all Taxes, which Landlord is or becomes obligated to pay pursuant to Section 5.1 during the pendency of any such proceedings. Upon conclusion of such proceedings, Tenant shall be entitled to credit for any Taxes refunded to Landlord as a result of any such proceedings.

6. Utilities. Beginning on the Rent Commencement Date and continuing during the Term of this Lease, Tenant shall pay for all utility services consumed by Tenant upon the Premises, including without limitation gas and electricity, sanitary and storm sewer, water and telephone services. To the extent that any utility services supplied to the Premises are billed directly to Landlord, Tenant shall reimburse Landlord, within thirty (30) days after Landlord's delivery to Tenant of an invoice therefor, for that portion of such utility services which is attributable directly to Tenant's use of the particular utility service. Any provision of this Section 6 to the contrary notwithstanding, in the event Tenant exercises its early entrance right under Section 8.3 below for installation of its conveyor system, Tenant agrees to pay a reasonable portion of the heating and electric bills of Landlord for the Premises resulting from such conveyor installation.

7. Landlord's Improvement Work.

On or before June 28, 2006 (the "Tenant Possession Date") Landlord shall at its sole cost and expense connect or confirm that all utility lines required for the use and occupancy of the Premises by Tenant are connected, shall wholly or substantially complete performance of the work set forth on Exhibit "C" under the caption "Landlord's Work" in accordance with the milestones set forth on Exhibit "C" and shall obtain any necessary certificates of occupancy (all of the work referred to in this Section 7 being collectively referred to as "Landlord's Improvement Work. In particular and without limitation, prior to May 22, 2006, Landlord shall have substantially completed that portion of Landlord's Work contained under the caption "Landlord's Work Necessary Prior to Conveyor Installation by Tenant" on Exhibit "C" so as to allow Tenant's conveyor system to be installed under Tenant's early entry right set forth in Section 8.3 below, failing which Landlord shall pay to Tenant as liquidated damages the sum of $1,500.00 per day for each day of delay after the aforementioned May 22, 2006 date (as the same may be delayed for a reasonable period of time but only because of acts of God, riots or labor strikes). Landlord shall perform Landlord's Improvement Work in accordance with Section 19.1(A), and in a manner such that there shall be no unreasonable or material interruption, disruption or delay in the performance of Tenant's work at the Premises, including but not limited to the Tenant's Improvement Work referred to in Section 9.

8. Possession of Premises.

8.1 Delivery of Possession; Condition. Landlord shall deliver possession of the Premises to Tenant on the Tenant Possession Date (provided, however, that Tenant may enter the Premises under Section 8.3 hereof (a) after the date of execution hereof for the purpose of communications equipment installation and (b) no later than May 22, 2006 for the purpose of conveyor system installation, Landlord covenanting to notify Tenant and allow such entry earlier if completion of that portion of Landlord's Work contained under the caption "Landlord's Work Necessary Prior to Conveyor Installation by Tenant" on Exhibit "C" is achieved prior to such date). Prior to such delivery, Landlord's Improvement Work shall have been completed in accordance with Section 7 and the Premises shall be in broom-swept, tenantable condition with all Mechanical and Utility Systems (as defined in Section 11.1(B)) and overhead doors in fully operable condition. If possession is not thus delivered to the Tenant on the Tenant Possession Date (as the same may be delayed for a reasonable period of time but only because of acts of God, riots or labor strikes), Landlord shall pay to Tenant as liquidated damages the sum of $1,500.00 per day for each day of such delay beyond the Tenant Possession Date. In all events, the Rent Commencement Date shall be postponed to the later of the date of Tenant's actual possession or the date of completion of Landlord's Improvement Work sufficient to permit Tenant's possession and use and Landlord's delivery to Tenant of any required certificate of occupancy.

8.2 Punchlist Inspection. As soon as practicable after delivery of possession, representatives of Landlord and Tenant shall make a joint inspection of the Premises, and the results of such inspection shall be reduced to a written memorandum, which memorandum shall be approved and executed on behalf of each party and then shall constitute a part of this Lease and be conclusive with respect to the condition of the Premises on such date, except with respect to latent defects of which Tenant delivers notice to Landlord from time to time. Immediately upon execution of such memorandum (or Tenant's delivery to Landlord of notice of the latent defects, if applicable), Landlord, at its sole cost and expense and in a manner so as not to interfere unreasonably with the use and occupancy of the Premises by Tenant for the conduct of its business operations, shall remedy those matters or defects set forth in such memorandum or notice which constitute a breach of Landlord's warranties and representations regarding the condition of the Premises.

8.3 Tenant's Right of Entry. Tenant, at its sole cost and expense, shall have the right prior to the Tenant Possession Date to enter upon the Premises to perform the work referred to in Section 9 and the installation of trade fixtures and personal property more particularly described in Section 10. Tenant, however, shall not be obligated to pay any Rent or other amount to Landlord prior to the Rent Commencement Date, except to the extent of utility changes as described in Section 6 hereof.

9. Tenant Improvements. Subject to obtaining Landlord's written consent for structural improvements (not to be unreasonably withheld and which consent has been given with respect to all structural items referred to on Exhibit "D" under the caption "Tenant's Work"), Tenant, at its sole cost and expense, shall have the right, but shall not be obligated, prior to and during the Term of this Lease to improve, alter and renovate the Premises in any manner which Tenant deems necessary or desirable to adapt the same for the conduct of its business

operations, including, without limitation, the following items (which the parties agree are non-structural in nature): painting, decorating, redecorating and installing non-load-bearing partitions, pass-through windows, counters, shelving, floor coverings, wall coverings, drop ceilings and light fixtures (all of the work referred to in this Section 9 being collectively referred to as the "Tenant's Improvement Work"). Tenant shall perform all work described in this Section according to the standards set forth in Section 19.1(B). Unless otherwise agreed in writing by the parties and subject to Section 10 below, any improvements, alterations and renovations to the Premises by Tenant pursuant to this Section shall remain on the Premises upon the expiration or earlier termination of this Lease.

10. Trade Fixtures; Personal Property. Tenant, at its sole cost and expense, shall have the right, but shall not be obligated, to install, use, replace, and remove its trade fixtures and personal property, such as, without limitation, telephone, teletype and other communications equipment, machinery, conveyor systems, modular docks, dock levelers, task lights, office furniture and office trailers. Tenant also shall have the right, subject to applicable governmental codes and ordinances, to install antennas or dishes on the Premises. Upon the expiration of the Term, or the earlier termination, of this Lease, Tenant shall remove such trade fixtures and personal property from the Premises, provided that Tenant shall repair all damage to the Premises resulting from such removal.

11. Maintenance and Repairs by Landlord.

11.1 General Requirements. Landlord, at its sole cost and expense and except as otherwise described in the provisions of Section 12, shall perform during the Term of this Lease all necessary maintenance and repairs with respect to all of the following portions of the Premises in accordance with the standards set forth in Section 19.1(A):

(A) The structure and exterior of Landlord's Building including, without limitation, the roof, roof structure, and roof membrane, exterior and load bearing walls, columns, floors, floor slab, footings, foundations and supports and underground utility lines;

(B) For the first two (2) Lease Years, repairs (other than routine maintenance required of Tenant under Section 12) and replacement of the mechanical and utility systems serving the Premises, including without limitation, heating, ventilating, air conditioning, lighting, electrical, plumbing, gas, water supply, sanitary sewers and septic systems, storm sewers and storm water drainage systems, sprinkler systems, exterior telephone and communications lines and circuits and underground or overhead electrical supply (sometimes collectively referred to herein as the "Mechanical and Utility Systems"); after said initial two (2) Lease Years, Landlord shall remain responsible only for latent defects in said Mechanical and Utility Systems; and

(C) The substructure and, for the first ($1^{st}$) Lease Year, all periodic repaving and any patching and pothole maintenance of the yard, parking, drive and other hard surfaced areas of the Premises, together with curbs and walkways; for the first two (2) Lease Years, Landlord also shall be responsible for all repair and maintenance of the storm water detention pond, excluding landscaping and trash removal. Notwithstanding the foregoing or any other provision of this Lease, Landlord shall be responsible for providing landscaping based on the requirements

of applicable codes and ordinances, and Landlord shall replace any plantings which die during the first Lease Year.

11.2 Timely Performance. In the event of an emergency (defined as any condition other than damage or destruction described in Section 15 or eminent domain described in Section 16 which impairs Tenant's ability to use and occupy the Premises for the conduct of its business operations) and Landlord's failure to perform promptly any of Landlord's maintenance and repair obligations as described in Section 11.1, or in a non-emergency and Landlord's failure to perform such maintenance and repair obligations within fifteen (15) days after Tenant's delivery to Landlord of notice of the need for any such maintenance or repair, Tenant shall have the rights and remedies referred to in Section 18, which Section shall be applied without the further notice and cure provisions set forth therein.

12. Maintenance and Repairs by Tenant. Tenant, at its sole cost and expense, during the Term of this Lease shall keep the Premises in a clean and orderly condition and, subject to the provisions of Section 14 below, shall perform all maintenance and repair to the Premises occasioned by Tenant's negligence or misconduct; and, after the first (1st) Lease Year, Tenant also shall perform all periodic repaving and any patching and pothole maintenance of the yard, parking, drive and other hard-surfaced areas of the Premises, together with curbs and walkways. Tenant shall also bear the cost to maintain and repair the Mechanical and Utility Systems (other than the repairs and replacements required of Landlord under Section 11.1(B)), including, without limitation, replacing light bulbs, ballasts, furnace filters, belts, A/C refrigerant, fuses and circuit breakers. From and after the Rent Commencement Date, Tenant also shall be responsible for replacing broken glass, window and door hardware, maintaining the overhead doors, snow plowing, lawn mowing and landscape maintenance (excluding replacement of plantings that die during the first Lease Year), cleaning and maintenance of the oil separation sumps and related site improvements, fencing maintenance and performing similar acts of routine maintenance and repair. If Tenant fails to perform its maintenance and repair obligations within (15) days after Landlord's delivery to Tenant of notice of the need therefor, then Landlord shall have the right, upon delivery of three (3) business days' notice to Tenant, to perform all or part of such maintenance and repairs, at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for such costs and expenses within thirty (30) days after Landlord's delivery to Tenant of an invoice therefor.

13. Insurance.

13.1 Casualty Insurance. At all times during the Term of this Lease, Landlord, at its sole cost and expense, shall cause the Premises (which shall be deemed to exclude Tenant's personal property and equipment) to be fully and adequately insured with a customary policy of fire and extended coverage insurance (including flooding, vandalism, malicious mischief and special extended perils or all risk) in an amount not less than the full replacement cost of the Premises. Such insurance policy shall name both Landlord and Tenant as insureds, as their interests may appear. Notwithstanding the foregoing provisions, for each Lease Year Tenant shall reimburse Landlord for Landlord's casualty insurance premiums with respect to the Premises (the "Premiums") for such Lease Year. Tenant shall make reimbursement as follows: Landlord has estimated that the annual Premiums after the Rent Commencement Date will be approximately $5,731.25 per year. Accordingly, Tenant agrees to deposit with Landlord each

month after the Rent Commencement Date, along with the monthly Rent due under Section 4, the sum of $477.60 (the "Insurance Estimate Payment"), such sums to be accumulated by Landlord and applied to the required payment of Premiums; upon receipt of the first Premium statement reflecting the value of the Premises with Landlord's Improvement Work completed following the Rent Commencement Date, Landlord shall recompute the Premium Estimate Payment and Tenant shall make up any deficit or be credited with any surplus, and thereafter the Premium Estimate Payment shall be 1/12th of the prior year's annual bill for Premiums from the appropriate insurance company, and Landlord shall forward to Tenant a copy of each annual paid Premium bill (and Tenant shall make up any deficit or be credited with any surplus when the final Premium bill is received). If the Premiums payable for any year become excessive, in Tenant's sole opinion, Tenant may, for the following year and thereafter for the balance of the Term of this Lease, add the Premises to its own fire and extended insurance coverage with loss payable to Landlord and, upon furnishing Landlord with reasonable evidence that Tenant has effected coverage for the replacement cost of the Premises, Tenant shall not be obligated to reimburse Landlord for any such insurance which Landlord may elect to separately maintain.

13.2 Public Liability Insurance. At all times during the Term of this Lease, Tenant shall maintain in full force and effect a public liability insurance policy for the Premises with respect to Tenant's negligence and with coverage limits of $2,000,000.00 for bodily injury and $250,000.00 for property damage. Such insurance policy shall name the Landlord (and Landlord's property manager of which Tenant shall have received notice, if any) as additional insureds with respect to Tenant's negligence, as their interests may appear, and may be provided under Tenant's blanket insurance policy in effect from time to time.

13.3 Certificates. Any insuring party shall, upon request, provide an insured party with adequate evidence of the continued existence of applicable insurance coverage by certificate(s) of insurance. Each such certificate shall contain an agreement by the insurer that such insurance coverage shall not be modified or canceled without delivery of at least thirty (30) days' written notice to the insured party.

14. Mutual Subrogation Waiver. In the event that any portion of the Premises or Tenant's trade fixtures or personal property in the Premises shall be damaged or destroyed by fire, explosion or other casualty required to be insured against pursuant to Section 13.1, whether or not such damage or destruction is caused, or claimed to be caused, by the negligence or misconduct of Landlord or Tenant, or any of their respective officers, employees, agents, contractors or invitees, neither Landlord nor Tenant, or their respective insurance company(ies), shall have any right of action, by way of subrogation or otherwise, against Tenant or Landlord, or any of their respective officers, employees, agents, contractors or invitees, arising from such damage or destruction, and each policy of insurance required pursuant to Section 13.1 shall provide a waiver and release by the insurer of any such right. Landlord and Tenant further agree that, during or after Tenant's occupancy of the Premises, each will indemnify and hold the other harmless from any claim against the other made by way of subrogation by Landlord's or Tenant's fire and extended coverage insurance carrier(s).

15. Damage or Destruction.

15.1 Repair and Restoration. In the event that the Premises shall be damaged or destroyed by fire, casualty, or other risk required to be insured against pursuant to Section 13.1 or at law, Tenant promptly shall deliver to Landlord notice thereof. Unless terminated pursuant to Section 15.2, this Lease shall remain in full force and effect, and Landlord, at its sole cost and expense, shall promptly repair the damage or destruction and restore the Premises to substantially that condition existing immediately prior to such damage or destruction. If Tenant remains in occupancy of the Premises, Landlord shall exercise such repair and restoration efforts in a manner so as not to interfere unreasonably with the use and occupancy of the Premises by Tenant for the conduct of its business operations. Until the completion of Landlord's repair and restoration pursuant to this Section, Tenant's obligation to pay Rent and other amounts payable by Tenant hereunder shall be abated as of the date of the damage or destruction in proportion to the extent that the value of the Premises for the use and occupancy thereof by Tenant for the conduct of its business operations shall be reduced, in Tenant's reasonable judgment.

15.2 Rights of Termination. Landlord's and Tenant's respective rights to terminate this Lease upon the occurrence of certain damage or destruction shall be governed as follows:

(A) If the Premises shall be damaged or destroyed to the extent of more than fifty percent (50%) of the full replacement cost thereof, then either Landlord or Tenant may elect to terminate this Lease by delivery of notice to the other within thirty (30) days after the date of such damage or destruction; or

(B) If any portion of the Premises shall be rendered untenantable, in Tenant's reasonable judgment, for the use and occupancy thereof by Tenant for the conduct of its business operations as a result of any damage or destruction, or if Tenant reasonably shall anticipate that the repair and restoration of any such damage or destruction shall not be completed within one hundred twenty (120) days after the date of the damage or destruction and Landlord shall not have provided Tenant with temporary substitute premises acceptable to Tenant, in Tenant's reasonable judgment, then Tenant may elect to terminate this Lease by delivery of notice to Landlord within thirty (30) days after the date of such damage or destruction; and

(C) Upon delivery of any notice pursuant to Section 15.2(A) or 15.2(B), this Lease shall terminate as of the date of the damage or destruction unless otherwise provided in such notice, and Tenant shall have no further liabilities or obligations hereunder other than to pay Rent accrued hereunder as of the date of such termination.

16. Eminent Domain.

16.1 Repair and Restoration. In the event that any portion of the Premises shall be taken under the power of eminent domain or settlement in lieu thereof for any public or quasi-public use, Landlord promptly shall deliver to Tenant notice thereof. Unless terminated pursuant to Section 16.2, this Lease shall remain in full force and effect, and Landlord, at its sole cost and expense, shall repair the damage and restore the Premises so as to constitute the remaining portion thereof a complete architectural unit. If Tenant remains in occupancy of the Premises, Landlord shall exercise such repair and restoration efforts in a manner so as not to interfere

unreasonably with the use and occupancy of the Premises by Tenant for the conduct of its business operations. Until the completion of Landlord's repair and restoration pursuant to this Section, Tenant's obligation to pay Rent and other amounts payable by Tenant hereunder shall be abated as of the date on which possession of the Premises or portion thereof shall be required by the public or quasi-public body in proportion to the extent that the value of the Premises for the use and occupancy thereof by Tenant for the conduct of its business operations shall be reduced, in Tenant's reasonable judgment.

16.2 Rights of Termination. If, as a result of any of the events for which notice is required to be given to Tenant under Section 16.1, the Premises no longer shall be fit and suitable for the use and occupancy thereof by Tenant for the conduct of its business operations by reason of a material reduction of any portion of the Premises, Tenant may elect to terminate this Lease by delivery of notice to Landlord. In such event, this Lease shall terminate effective as of the later to occur of (A) the date of actual vacation of the Premises by Tenant, or (B) a date not more than sixty (60) days in advance of the date on which possession of the Premises are required by the public or quasi-public body; and thereupon Tenant shall have no further liabilities or obligations hereunder other than to pay Rent accrued hereunder as of such date of termination.

17. Tenant's Default; Landlord's Remedies.

17.1 Tenant Default. Each of the following events shall constitute a default of this Lease by Tenant (a "Tenant Default"):

(A) The failure of Tenant to pay any Rent or other amount payable by Tenant hereunder within five (5) days after the date on which Tenant receives from Landlord notice specifically describing such failure; and

(B) Subject to cure by Landlord under Section 12, the failure of Tenant to perform any other term, condition, covenant or obligation of this Lease on the part of Tenant to be performed within thirty (30) days after the date on which Tenant receives from Landlord notice specifically describing such failure; provided, however, that if Tenant shall exercise in good faith diligent efforts within such thirty (30) day period to cure the failure specified in the notice but shall not be able to do so because of acts of God, riots, or labor strikes, then any such failure shall not be considered a Tenant Default so long as Tenant shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time.

17.2 Landlord's Remedies. In the event of a Tenant Default, Landlord shall have the following rights and remedies, which shall be exercisable three (3) business days after the date on which Tenant receives from Landlord additional notice by certified or registered mail with respect thereto:

(A) To enter upon the Premises and again have, repossess and enjoy the same as if this Lease had not been made, and all terms, conditions, covenants and obligations of this Lease on the part of Landlord to be performed shall cease and terminate, without prejudice, however, to the right of Landlord to recover from Tenant all Rent accrued hereunder as of the date of such entry by Landlord (plus interest at the rate of 10% per annum and actual and reasonable legal

fees incurred in collecting the same, provided Landlord has given Tenant notice of the same as required above in this Section 17.2); and

(B) To relet the Premises for the remainder of the then existing Primary Term or Extension Term for the highest rent reasonably obtainable and to recover from Tenant any deficiency, as it accrues, between the amount so obtained, if any, and Rent payable by Tenant hereunder; provided, however, that Landlord shall be obligated in such event to exercise in good faith diligent efforts to mitigate its damages by reletting the Premises for the highest rent reasonably obtainable under the circumstances; and

(C) To pursue all other rights and remedies to which Landlord may be entitled hereunder, at law or in equity.

18. Landlord's Default; Tenant's Remedies. In the event of any failure by Landlord to perform any term, condition, covenant or obligation of this Lease on the part of Landlord to be performed within thirty (30) days after the date on which Landlord receives from Tenant notice specifically describing such failure, Tenant (in addition to all other remedies to which Tenant may be entitled under this instrument or at law or in equity) may cure such default by Landlord on behalf of, and at the sole cost and expense of, Landlord, including a supervision charge of ten percent (10%) of all costs and expenses incurred by Tenant. Landlord shall reimburse Tenant for its costs and expenses in connection therewith within thirty (30) days after Tenant's delivery to Landlord of an invoice therefor, failing which Tenant may offset such costs and expenses against any Rent and other amounts payable by Tenant hereunder. The foregoing notwithstanding, if Landlord shall exercise in good faith diligent efforts within such thirty (30) day period to cure the failure specified in the notice but shall not be able to do so because of acts of God, riots, or labor strikes, then any such failure shall not be considered a default of this Lease by Landlord so long as Landlord shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time.

19. Warranties and Representations.

19.1 Compliance with Laws.

(A) Landlord warrants and represents that Landlord's Improvement Work, the improvements located within the Premises or within Landlord's Building and Landlord's maintenance and repairs under Section 11.1 shall be done in a good and workmanlike manner and shall be free of all mechanics' liens and comply with all laws, ordinances and requirements, including without limitation the procuring of all building and other permits, licenses, approvals and certificates of occupancy and the observance of applicable building, zoning and other code requirements of governmental authorities with competent jurisdiction. Notwithstanding any provision of this Lease to the contrary, if any improvements, alterations or renovations to the Premises shall be required by any law, ordinance or requirement of any governmental authority with competent jurisdiction, then Landlord, at its sole cost and expense, shall perform such improvements, alterations or renovations in a timely manner.

(B) Tenant represents and warrants that Tenant's Improvement Work, its maintenance and repairs and its use and occupancy of the Premises for the conduct of its

business operations shall comply with all applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction; provided, however, that: (i) no alleged violation by Tenant of any such law, ordinance or requirement shall be deemed to constitute a Tenant Default so long as Tenant shall contest, in good faith, the validity of such law, ordinance or requirement or the existence of the alleged violation thereof; and (ii) Tenant shall be obligated to incur costs or expenses required from time to time by any applicable law, ordinance or requirement of a governmental authority with competent jurisdiction with respect to any of Tenant's Improvement Work.

19.2 Warranty of Title. Landlord warrants and represents that: (A) Landlord is either the fee simple owner of the Premises or will acquire fee simple title within thirty (30) days of the Effective Date of this Lease (failing which either party may terminate this Lease upon seven (7) days prior written notice to the other party), in either case with full authority to execute, deliver and perform this Lease; (B) as of the date of this Lease, subject only to the rights of any existing owner from whom Landlord shall acquire title within the aforementioned thirty (30) day period (upon which acquisition the rights of such existing owner shall cease to be applicable), no third party has (and as of the date of such acquisition no third party shall have) any right, title or interest adverse to Tenant's right, title and interest hereunder in the Premises; and (C) as of the date of this Lease, no mortgage or deed of trust or other lien or restriction encumbers the Premises, and as of the date of such acquisition no mortgage or deed of trust or other lien or encumbrance shall encumber the Premises, and no covenants, conditions, restrictions, declarations or the like are (or as the date of such acquisition shall be) applicable to (and no owners' association or the like exists or as of the date of such acquisition shall exist with respect to) the Premises, except as set forth in Exhibit E".

19.3 Fuel Tanks. Landlord warrants and represents that the Premises do not presently contain any underground or aboveground fuel storage tanks and related piping, venting and dispensing systems (collectively, "Fuel Tanks") and Landlord agrees that it shall not install, cause to be installed, or permit the installation of any Fuel Tanks within the physical boundaries of the Premises during the Term of this Lease unless requested to do so by Tenant, in which event, Tenant may install a Fuel Tank or Tanks; provided that if Tenant installs any Fuel Tank, Tenant shall remove the same at the end of the Term of this Lease and clean up any resulting toxic and hazardous condition in accordance with Section 19.4(A) hereof.

19.4 Hazardous and Toxic Conditions.

(A) Landlord warrants and represents that, to the best of Landlord's knowledge, the Premises do not contain any material classified as toxic or hazardous under applicable federal, state and local laws, ordinances and requirements of governmental authorities with competent jurisdiction, except as disclosed on Exhibit "E" hereto. If a toxic or hazardous condition created by the Landlord or its predecessors (including any prior owner that was the "Landlord" under this Lease) is discovered on the Premises, then (i) Landlord shall: (a) promptly give Tenant written notice of such condition and (b) immediately cause such toxic or hazardous condition to be cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction; and (ii) Landlord agrees to indemnify Tenant, pursuant to the provisions of Section 21 hereof, against any Losses (as defined in Section 21) incurred by Tenant arising out of any such newly discovered toxic or hazardous condition

and/or arising out of any condition disclosed on Exhibit "E" and/or existing on the date of execution of this Lease by both parties.

(B) If a toxic or hazardous condition created after the commencement of this Lease is discovered on the Premises and is caused by Tenant, then (i) Tenant shall: (a) promptly give Landlord written notice of such condition, and (b) immediately cause such toxic or hazardous condition to be cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction; and (ii) Tenant agrees to indemnify Landlord pursuant to the provisions of Section 21 hereof against any Losses (as defined in Section 21) incurred by Landlord arising out of any such Tenant-caused toxic or hazardous condition.

19.5 Prior Usage of Premises. Landlord warrants and represents for the benefit of Tenant that, to the best of Landlord's knowledge, the past uses of the Premises are as disclosed on Exhibit "E" and that there has not been any storage, treatment, recycling or disposal of waste on the Premises, except for storage of trash in containers in compliance with applicable federal, state and local laws, ordinances and other requirements of governmental authorities with competent jurisdiction, which containers have been removed from the Premises and from which there has been no release of any toxic or hazardous materials.

19.6 Broker's Commission. Landlord and Tenant each warrants and represents for the benefit of the other that it has not dealt with any real estate broker, finder or agent in connection with this Lease other than the broker, finder or agent identified below, for whose commission Landlord shall be responsible and with respect to which Landlord shall indemnify and hold Tenant harmless:

Fischer & Company

20. Landlord's Right of Entry. Following reasonable notice to Tenant, Landlord may enter upon the Premises as often as Landlord may deem reasonably necessary for the purposes of performing such maintenance and repairs, inspecting the Premises, offering the Premises for lease (but only during the period which commences sixty (60) days prior to the expiration of the then existing Primary Term or Extension Term) or offering the Premises for sale. Landlord's right of entry shall be exercised in a manner and at times such that there shall be no unreasonable interference with the use and occupancy of the Premises by Tenant for the conduct of its business operations.

21. Mutual Indemnification. Each party (the "Indemnitor") agrees to indemnify, defend and hold the other party (the "Indemnitee") harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including, without limitation, environmental damages and remediation expenses, reasonable attorneys' fees (collectively, "Losses"), arising out of, or with respect to: (A) any breach of any warranty or representation or any covenant or agreement of the Indemnitor under this Lease; or (B) any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Premises and attributable to the negligence or misconduct of the Indemnitor, or its officers, employees, agents, contractors or invitees, except to the extent any such breach, any injury or death or any damage or destruction is attributable to the negligence or misconduct of the Indemnitee, or any of its

officers, employees, agents, contractors or invitees, or as otherwise specifically provided in this Lease; provided, however, that the indemnification obligation created by this Section shall be expressly conditioned upon the Indemnitee (i) delivering to the Indemnitor prompt notice of any event giving rise to such indemnification obligation and (ii) providing the Indemnitor the opportunity to defend itself from and against any Losses.

22. Transfers.

22.1 Assignment and Subletting. Except as provided in this Section, Tenant shall not assign this Lease nor sublet any portion of the Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet any portion of the Premises to FedEx Corporation, any of its wholly-owned subsidiaries or any successor by merger or purchase of assets. Absent the written agreement of Landlord, no assignment of this Lease or subletting of all or any portion of the Premises shall relieve Tenant of any of the terms, conditions, covenants and obligations of this Lease on the part of Tenant to be performed.

22.2 Notice of Assignment/Sale. If Landlord desires to assign this Lease or sell the Premises, Landlord shall inform Tenant by notice under Section 27 hereof. Any assignment of this Lease or sale of the Premises prior to the completion of Landlord's Improvement Work shall require Tenant's written consent and shall not release Landlord from its obligations hereunder.

23. Holding Over. If Tenant shall continue to occupy the Premises after the expiration of the Term of this Lease or the earlier termination of this Lease, then Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to the terms and conditions of this Lease (except for monthly Rent, which shall be 150% of the monthly Rent at lease expiration); provided, however, that either party shall have the right to terminate such month-to-month tenancy upon delivery of sixty (60) days' notice to the other.

24. Quiet Enjoyment. Landlord covenants and agrees that Tenant shall have the peaceful and quiet possession and enjoyment of the Premises (subject to all mortgages and other matters to which this Lease is or shall become, subordinate in accordance with the provisions of Section 25) for the conduct of its business operations during the Term of this Lease, without hindrance by Landlord or any party whatsoever.

25. Subordination and Attornment. Tenant covenants and agrees, on the terms and conditions provided in this Section, that this Lease shall be subordinate to any institutional mortgage or deed of trust that now or hereafter shall encumber the Premises, provided that each mortgagee or beneficiary shall execute and deliver to Tenant a non-disturbance, attornment and subordination agreement stating (in addition to other reasonable terms, if any) in substance that (A) if no Tenant Default exists hereunder, the right of possession of Tenant to the Premises shall not be affected or disturbed by any mortgagee in the exercise of any of its rights under a mortgage or the note secured thereby, and any sale of the Premises pursuant to the exercise of any rights and remedies under a mortgage or otherwise shall be made subject to Tenant's right of possession to the Premises under this Lease; and (B) Tenant shall attorn to any mortgagee or purchaser at a foreclosure sale (a "Purchaser") upon acquisition of title to the Premises by a mortgagee or Purchaser and notice to Tenant thereof, and this Lease shall continue in full force

and effect between Tenant and such mortgagee or Purchaser (an "SNDA"). Upon Tenant's receipt and approval of such an SNDA from a mortgagee or beneficiary from time to time, Tenant covenants and agrees to attorn to such mortgagee or beneficiary upon foreclosure. Without limiting the generality of the foregoing, within thirty (30) days after the date of this Lease, Landlord shall deliver to Tenant such an SNDA from the mortgagee and beneficiary of each mortgage and deed of trust, respectively, including without limitation all mortgages and deeds of trust set forth in Exhibit "E", now or at such time encumbering the Premises. Tenant shall execute such an SNDA within thirty (30) days from the date of request therefor by and receipt thereof from Landlord. Tenant shall from time to time, within thirty (30) days from the request therefor by and the receipt thereof from Landlord, execute and deliver to Landlord a written estoppel certificate certifying (to the extent accurate) that Tenant has accepted the Premises, that this Lease is unmodified (or if there have been modifications, stating the modifications), whether to Tenant's actual knowledge, Landlord is in default under this Lease, the date to which the Rent has been paid, and such other matters as shall be reasonable, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord (an "Estoppel Certificate"). It is intended that any such Estoppel Certificate may be relied upon by a prospective purchaser or mortgagee of the Premises and their respective successors and assigns.

26. Surrender of Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall deliver up and surrender the Premises to Landlord in as good order and condition as upon the Rent Commencement Date, subject to: (A) Tenant's improvements, alterations and renovations to the Premises, including without limitation Tenant's Improvement Work; (B) normal wear and tear; (C) damage by fire, explosion or other casualty; (D) repairs and restoration for which Tenant shall not be responsible hereunder; and (E) Tenant's removal of its trade fixtures.

27. Notices; Computation of Time. For the purposes of payments of Rent and other amounts payable by Tenant to Landlord hereunder all notices to Tenant shall be sent to:

FEDEX GROUND PACKAGE SYSTEM, INC.
Attn: Supervisor, General Accounting – Terminal #582
1000 FedEx Drive
Moon Township, Pennsylvania 15108
FAX #: (412) 269-9527

With a copy to:

FEDEX GROUND PACKAGE SYSTEM, INC.
1000 FedEx Drive
Moon Township, Pennsylvania 15108
Attn: Real Estate Department – Terminal #582
FAX #: (412) 859-2655

For the purposes of all other notices and communications between the parties, the addresses of Landlord and Tenant shall be as follows:

| | | |
|---|---|---|
| Landlord: | M&R NORTH DAKOTA II, LLC<br>4605 Dovetail Drive<br>Madison, WI 53704<br>Attn: Carl Ruedebusch<br>FAX: (608) 249-2032 |
| Tenant: | FEDEX GROUND PACKAGE SYSTEM, INC.<br>1000 FedEx Drive<br>Moon Township, Pennsylvania 15108<br>Attn: Real Estate Department – Terminal #582<br>FAX #: (412) 859-2655 |

Any notices and other communications to be delivered by either party to the other pursuant to this Lease shall be in writing and shall be deemed delivered as follows, except as otherwise specifically provided in this Lease: (A) when hand delivered or telecopied (provided that telecopied notices must be confirmed within any applicable time period plus two (2) days by one of the following methods of notice); (B) one (1) business day after mailing by Federal Express or other overnight courier service; or (C) three (3) business days after deposit (or, in the case of any notices sent by Tenant to Landlord for the purpose of exercising rights of first refusal and rights and options to extend the Primary Term or any Extension Term, or to purchase any portion of the Premises or Landlord's right, title and interest therein, upon deposit) in the United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to be charged with notice at the above-recited address or the above-recited telecopier number or such other address or telecopier number as either party from time to time may designate by notice delivered to the other; provided, however, that no notice of change of address or telecopier number shall be deemed given until received by the party to be notified. Except as otherwise specifically provided herein, in the computation of any period of time which shall be required or permitted hereunder or under any law for any notice or other communication or for the performance of any term, condition, covenant or obligation, the day from which such period runs shall be excluded and the last day of such period shall be included unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

28. Recording. If Landlord or Tenant requests, the parties shall execute and acknowledge a short form of lease for recording purposes, which short form of lease shall be recorded at the expense of the party requesting the same, which party shall pay any documentary transfer tax or other special tax or assessment associated with, or triggered by, such recording.

29. Signs. Tenant shall have exclusive sign rights for the Premises, exterior and interior, and shall have the right to erect and display signs on the Premises and on such other areas of the Premises as Tenant reasonably may request, subject only to compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction.

30. Dispute Resolution.

(A) The parties will attempt in good faith to resolve any controversy arising out of or relating to this Lease promptly by negotiations between authorized representatives of the parties begun by written notice from one party to the other.

(B) If the controversy has not been resolved within thirty (30) days of the date of written notice thereof under subparagraph (A), either party may initiate mediation of the controversy or claim in accordance with American Arbitration Association Real Estate Industry Mediation Rules or may proceed directly to arbitration under subparagraph (C).

(C) If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty (60) days of the initiation of such procedure, or if either party refuses to participate in a mediation, the controversy shall be settled by arbitration as follows: either party may initiate such arbitration by delivery of notice to the other setting forth the matter to be determined and naming one arbitrator. The other party, within ten (10) days after such delivery, shall name a second arbitrator and deliver notice thereof to the initiating party. The two (2) arbitrators shall meet promptly and try to resolve the matter, and their written decision shall be final and binding on the parties. If such arbitrators shall fail to reach a decision within thirty (30) days after the appointment of the second arbitrator, such arbitrators shall name a third arbitrator within the succeeding period of five (5) days. The three (3) arbitrators promptly shall meet thereafter for consideration of the matter to be determined, and the written decision of any two (2) arbitrators shall be final and binding on the parties. In the event that the party not initiating the arbitration proceeding fails to appoint a second arbitrator, and/or in the event that two (2) arbitrators appointed are unable to agree upon the appointment of a third arbitrator within the prescribed time, the court of general jurisdiction of the political subdivision in which the Premises shall be located may, within the prescribed time, appoint such second and/or third arbitrator, as the case may be, and the arbitration shall proceed pursuant to this Section. All arbitrators shall be individuals with at least five (5) years substantial experience in negotiating and valuing commercial real property leases and/or with the particular matter subject to arbitration, as appropriate. Arbitration shall be conducted pursuant to the rules then in effect of the American Arbitration Association and the decision of the arbitrators may be entered and enforced as a judgment in accordance with the applicable laws of the jurisdiction in which the Premises shall be located. Each party shall bear its own attorney fees and expenses and those of the arbitrator it selects, and the fees and expenses of the third arbitrator and the arbitration hearing shall be shared equally. Notwithstanding the foregoing, the prevailing party shall be entitled to recover its reasonable attorney's fees and expenses from the losing party, with the arbitrator or arbitrators determining which party is the "prevailing party" and which party is the "losing party" for the purposes of applying this provision. The place of arbitration shall be in the County and State where the Premises are located. The arbitrators are not empowered to award damages in excess of actual, compensatory damages.

(D) All deadlines specified in this Section 30 may be extended by mutual agreement.

(E) The procedures specified in this Section 30 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this

agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 30. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 30 are pending. The parties shall take such action, if any, required to effectuate such tolling.

31. Miscellaneous.

(A) This Lease: (i) contains the entire agreement between the parties and no promise, representation, warranty, covenant, agreement, or understanding not specifically set forth in this Lease shall be binding upon either party; (ii) may not be amended, modified, or supplemented in any manner except in writing signed by the parties; (iii) shall be construed and governed under the laws of the state where the Premises are located; (iv) shall not be construed more stringently in favor of one party against the other regardless of which party has prepared the same; (v) shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns; (vi) shall not be binding until this Lease shall be executed and delivered by the parties, to each other; and (vii) may be executed in counter parts, each of which shall be deemed an original, but which all together constitute the same instrument.

(B) Any person executing this Lease on behalf of a corporation, limited liability company, trust, or partnership represents and warrants that such person is authorized to execute and deliver this Lease on behalf of the entity.

(C) The failure of either party to insist upon strict performance of any provision of this Lease shall not be deemed a waiver of any rights or remedies at any other time.

(D) The exhibits attached hereto are incorporated herein by this reference.

(E) In the event of any conflict between this Lease and an exhibit, the exhibit shall control.

(F) Headings are for convenience only and are not a part of this Lease.

(G) The invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Lease.

(H) The parties agree to obtain, execute, deliver, and file such additional documents, instruments, and consents as may be reasonably requested by either party, at the sole cost and expense of the requesting party, in order to fully effectuate the terms and conditions of this Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

STATE OF WISCONSIN )
) SS.
COUNTY OF DANE )

Before me, a Notary Public in and for said County and State, personally appeared the above-named M&R NORTH DAKOTA II, LLC by Claude McAllen & Carl Ruedebusch its Members, who acknowledged that he did sign the foregoing instrument on behalf of the limited liability company, and that the same is the free act and deed of the limited liability company and his free act and deed as such member and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at Madison, WI this 2nd day of May, 2006.

Angela Wagner
Notary Public
My commission expires: 11/11/07

NOTARY PUBLIC ANGELA WAGNER STATE OF WISCONSIN

COMMONWEALTH OF PENNSYLVANIA)
) SS.
COUNTY OF ALLEGHENY )

Before me, a Notary Public in and for said County and State, personally appeared the above-named FEDEX GROUND PACKAGE SYSTEM, INC., by James M. Maxwell, its Managing Director, RE, who acknowledged that he did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at Moon Township, Pennsylvania this 1st day of May, 2006.

Julie Karalis
Notary Public
My commission expires:________

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Julie Karalis, Notary Public
Moon Twp., Allegheny County
My Commission Expires Oct. 7, 2009
Member, Pennsylvania Association of Notaries

## EXHIBIT "A"

Site Plan of Premises

Approximately 22,925 s.f. (1,688 s.f. of office space and 21,237 s.f. of warehouse space) in Landlord's approximately 22,925 s.f. Building, with associated parking and maneuvering areas, located within an approximately 4.82 acre parcel of land, all as depicted below or by sub-exhibits attached to this Exhibit "A" or to Exhibit "C":

## EXHIBIT "B"

Legal Description of Premises

Situated in the City of Grand Forks, County of Grand Forks and State of North Dakota, and more particularly described as follows:

Lots One (1) and Two (2), Block One (1), Vern's Addition to Grand Forks, North Dakota.

## EXHIBIT "C"

Landlord's Work

Landlord shall, at its sole cost and expense, install/perform the following:

Complete Landlord's Work described in the Specifications and Drawings attached hereto and incorporated herein by this reference and\or incorporated by reference to their respective date and designation set forth below, including obtaining and paying for all permits, fees and licenses, and deliver Premises in broom-swept condition with all debris cleaned up and removed and with all Mechanical and Utility Systems in good operating order at Landlord's sole cost and expense:

| Designation | Initial Date | Revision Date |
|---|---|---|
| C-1 | 11-29-05 | None |
| C-1.1 | 11-29-05 | Rev. B– 4-25-06 |
| A-1 | 11-29-05 | Rev. B – 3-22-06 |
| A-2 | 11-29-05 | Rev. A – 3-22-06 |
| A-2.1 | 11-25-05 | Rev. A – 3-22-06 |
| E-1 | 11-29-05 | Rev. B – 3-22-06 |
| Specification Manual | 11-29-05 | Rev. A – 3-22-06 |

The foregoing notwithstanding, Tenant shall be responsible for the cost of any change orders to the described drawings to the extent the aggregate cost thereof exceed $25,000.00 (the "Allowance"). The cost of all change orders, including the portion represented by the Allowance, shall be substantiated to Tenant in writing by at least two written bids for each item of work before the commencement of said work. All items of such work shall be substantially completed prior to the Tenant Possession Date and such costs and such costs shall be evidenced by paid receipts or other reasonable evidence of payment. Because the Allowance has been already factored into the Rent set forth in Lease Section 4, to the extent that the aggregate change order costs are less than $25,000.00, monthly Rent during the Primary Term of the Lease shall be reduced at the rate of $7.08 for each $1,000.00 that the aggregate change order costs are less than $25,000.00. Under no circumstances shall Tenant be responsible for change order costs in excess of the full $25,000.00 Allowance (and Landlord shall bear such excess costs) if such aggregate amount is exceeded because of structural, subsurface or other conditions, which are the responsibility of Landlord and not reasonably anticipated by Tenant in agreeing to the amount of the Rent or Allowance.

## LANDLORD'S WORK NECESSARY PRIOR TO CONVEYOR INSTALLATION BY TENANT

Any provision of this Exhibit or Lease to the contrary notwithstanding, on or before May 22, 2006, Landlord shall complete any items of Landlord's Work described above falling within the following categories so that Tenant's conveyor system may be installed beginning on or before May 22, 2006:

1. Clearing;

2. Earthwork, cuts and fill;

3. Foundation, concrete pillars and concrete perimeter walls;

4. Concrete building slab-on-grade including sealer;

5. Exterior pavements and access to at least one (1) unload door (in lieu of completing pavement, Landlord may provide, maintain and pay for an all-weather temporary stone access road and staging area for tractor-trailer traffic and maneuvering at the unload doors until permanent pavement is in place to provide continuous access from the site construction entrance to a drive-in building door for deliveries of material handling system equipment).

6. Building structure, roofing, wall panels and insulation;

7. All overhead and personnel doors and hardware (lockable) as required to provide a secure building;

8. Underslab utilities and trench drains;

9. Overhead utilities;

10. Fire protection piping (excluding system start-up);

11. Electric power distribution, equipment and devices (main power panel must be energized);

12. Light fixtures (overhead lighting must be functional), conduit and wiring, excluding overhead door task lights; and

13. Fire alarm system (excluding system start-up).

## EXHIBIT "D"

Tenant's Work

Tenant may, but is not obligated to, install/perform the following:

1. Install Tenant's conveyor system;

2. Install such other items, referred to in general in Sections 9 and 10 of the Lease, as are necessary or appropriate to Tenant's occupancy of the Premises.

## ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

M & R North Dakota II, LLC, a North Dakota limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ~~ARC FESXFSD001, LLC~~, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease Agreement, dated May 2, 2006, as amended by that certain First Amendment to Lease Agreement, dated February 23, 2010, between FedEx Ground Package System, Inc., as tenant, and Assignor, as landlord (as may hereinafter be amended from time to time, the "Lease"), including any and all security deposits under the Lease.

ARC FEGFKND001, LLC

This Assignment shall be subject to the representations, warranties, terms, conditions and limitations set forth in the Agreement for Purchase and Sale of Real Property dated October 8, 2010 between Assignor and American Realty Capital II, LLC.

By executing this assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Lease from and after the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on this ______ day of November, 2010, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

M & R NORTH DAKOTA II, LLC

By: ______________________
Name: Carl Ruedebusch
Its: Manager

By: ______________________
Name: Claude E. McAllen
Its: Manager

ASSIGNEE:

~~ARC FESXFSD001, LLC~~
ARC FEGFKND001, LLC

By: ______________________
Name: ______________________
Title: ______________________

## ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

M & R North Dakota II, LLC, a North Dakota limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ~~ARC FESXFSD001, LLC~~, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease Agreement, dated May 2, 2006, as amended by that certain First Amendment to Lease Agreement, dated February 23, 2010, between FedEx Ground Package System, Inc., as tenant, and Assignor, as landlord (as may hereinafter be amended from time to time, the "Lease"), including any and all security deposits under the Lease.

ARC FEGFKND001, LLC

This Assignment shall be subject to the representations, warranties, terms, conditions and limitations set forth in the Agreement for Purchase and Sale of Real Property dated October 8, 2010 between Assignor and American Realty Capital II, LLC.

By executing this assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Lease from and after the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on this ______ day of November, 2010, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

M & R NORTH DAKOTA II, LLC

By: ____________________
Name: Carl Ruedebusch
Its: Manager

By: ____________________
Name: Claude E. McAllen
Its: Manager

ASSIGNEE:

~~ARC FESXFSD001, LLC~~
ARC FEGFKND001, LLC

By: ____________________
Name: William M. Kahane
Title: President